Exhibit 99.1

FOR IMMEDIATE RELEASE
INVESTOR CONTACT:	MEDIA CONTACT:
Mark Kimbrough	Ed Fishbough
615-344-2688	615-344-2810

HCA Reports Second Quarter 2017 Results

Nashville, Tenn., July 25, 2017 – HCA Healthcare, Inc. (NYSE: HCA) today announced financial and operating results for the second quarter ended June 30, 2017.

Key second quarter metrics (all percentage changes compare 2Q 2017 to 2Q 2016 unless noted):

•	Revenues increased 4.0 percent to $10.733 billion
•	Net income attributable to HCA Healthcare, Inc. totaled $657 million, or $1.75 per diluted share
•	Adjusted EBITDA totaled $2.090 billion
•	Cash flows from operations totaled $1.404 billion
•	Same facility equivalent admissions increased 1.3 percent while same facility admissions increased 0.8 percent
•	Same facility revenue per equivalent admission increased 2.0 percent

Revenues in the second quarter increased to $10.733 billion, compared to $10.319 billion in the second quarter of 2016. Net income attributable to HCA Healthcare, Inc. totaled $657 million, or $1.75 per diluted share, compared to $658 million, or $1.65 per diluted share, in the second quarter of 2016. The Company recognized tax benefits of $9 million, or $0.02 per diluted share, and $44 million, or $0.11 per diluted share, for the second quarters of 2017 and 2016, respectively, related to the recording of excess tax benefits for employee equity award settlements as a component of the provision for income taxes. Adjusted EBITDA totaled $2.090 billion compared to $2.052 billion in the second quarter of 2016. Adjusted EBITDA is a non-GAAP financial measure. A table reconciling net income attributable to HCA Healthcare, Inc. to Adjusted EBITDA is included in this release.

The second quarter 2016 results included gains on sales of facilities of $6 million, or $0.01 per diluted share, and legal claim costs of $10 million, or $0.02 per diluted share.

Same facility admissions for the second quarter of 2017 increased 0.8 percent, while same facility equivalent admissions increased 1.3 percent compared to the prior year period. Same facility emergency room visits for the second quarter of 2017 increased 0.4 percent from the prior year’s second quarter. Same facility inpatient surgeries were unchanged, while same facility outpatient surgeries declined 1.2 percent compared to the second quarter of 2016.

During the second quarter of 2017, salaries and benefits, supplies and other operating expenses totaled $8.656 billion, or 80.6 percent of revenues, compared to $8.277 billion, or 80.2 percent of revenues, in the second quarter of 2016.

Six Months Ended June 30, 2017

Revenues for the six months ended June 30, 2017 totaled $21.356 billion compared to $20.579 billion in the same period of 2016. Net income attributable to HCA Healthcare, Inc. was $1.316 billion, or $3.48 per diluted share, compared to $1.352 billion, or $3.34 per diluted share, for the first six months of 2016. Results for the six months ended June 30, 2017 include a $76 million tax benefit, or $0.20 per diluted share, compared to $118 million, or $0.29 per diluted share, for the same period of 2016, related to the recording of excess tax benefits for employee equity award settlements as a component of the provision for income taxes. Results for the six months ended June 30, 2016 also included legal claim costs of $22 million, or $0.03 per diluted share.

Balance Sheet and Cash Flows from Operations

As of June 30, 2017, HCA Healthcare, Inc.’s balance sheet reflected cash and cash equivalents of $705 million, total debt of $31.661 billion, and total assets of $34.566 billion. During the second quarter of 2017, capital expenditures totaled $733 million, excluding acquisitions. Cash flows provided by operating activities in the quarter totaled $1.404 billion compared to $1.349 billion in the second quarter of 2016.

As of June 30, 2017, HCA’s leverage ratio as measured by Total Debt/Adjusted EBITDA was 3.83x, compared to 3.82x as of December 31, 2016.

During the second quarter of 2017, the Company repurchased 6.4 million shares of its common stock at a cost of $542 million, and during the six months ended June 30, 2017, repurchased 11.5 million shares of its common stock at a cost of $966 million. The Company had $887 million remaining under its existing repurchase authorization as of June 30, 2017.

As of June 30, 2017, HCA operated 172 hospitals and 119 freestanding surgery centers.

Updated 2017 Guidance

The 2017 guidance ranges for the year have been updated from our fourth quarter and first quarter releases and are as follows:

2017 Updated Guidance Ranges
Revenues	$43.0 to $44.0 billion
Adjusted EBITDA	$8.35 to $8.50 billion
EPS (diluted)	$7.00 to $7.30 per diluted share
Capital Expenditures	Approximately $2.9 billion

The Company’s 2017 updated guidance contains a number of assumptions, including:

•

2017 guidance for EPS (diluted) now includes an estimated $100 million income tax benefit, or $0.27 per diluted share, related to the accounting standard which requires the recording of excess tax benefits related to employee equity award settlements as a component of the provision for income taxes. The timing and amounts related to employee equity award settlements are difficult to project and may vary from this estimate.
•	2017 guidance includes full-year earnings for the Company’s Oklahoma facilities which are under agreement to be sold. The Company cannot at this time estimate a closing date.
•	2017 guidance excludes the impact of items such as, but not limited to, acquisitions completed to date in 2017, gains or losses on sales of facilities, losses on retirement of debt, legal claim costs and impairments of long-lived assets.

Adjusted EBITDA is a non-GAAP financial measure. A table reconciling net income attributable to HCA Healthcare, Inc. to Adjusted EBITDA is included in this release.

The Company’s updated guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth below in the Company’s “Forward-Looking Statements.”

Earnings Conference Call

HCA will host a conference call for investors at 9:00 a.m. Central Daylight Time today. All interested investors are invited to access a live audio broadcast of the call via webcast. The broadcast also will be available on a replay basis beginning this afternoon. The webcast can be accessed at: https://event.webcasts.com/starthere.jsp?ei=1117292 or through the Company’s Investor Relations web page, www.hcahealthcare.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s financial guidance for the year ending December 31, 2017, as well as other statements that do not relate solely to historical or current facts. Forward-looking statements can be identified by the use of words like “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “initiative” or “continue.” These forward-looking statements are based on our current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond our control, which could significantly affect current plans and expectations and our future financial position and results of operations. These factors include, but are not limited to, (1) the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, (2) the impact of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (collectively, the “Health Reform Law”), including the effects of any repeal of, or changes to, the Health Reform Law, the possible enactment of additional federal or state health care reforms and possible changes to other federal, state or local laws or regulations affecting the health care industry, (3) the effects related to the continued implementation of the sequestration spending reductions required under the Budget Control Act of 2011 (the “BCA”), and related legislation extending these reductions, and the potential for future deficit reduction legislation that may alter these spending reductions, which include cuts to Medicare payments, or create additional spending reductions, (4) increases in the amount and risk of collectability of uninsured accounts and deductibles and copayment amounts for insured accounts, (5) the ability to achieve operating and financial targets, and attain expected levels of patient volumes and control the costs of providing services, (6) possible changes in Medicare, Medicaid and other state programs, including Medicaid upper payment limit programs or waiver programs, that may impact reimbursements to health care providers and insurers, (7) the highly competitive nature of the health care business, (8) changes in service mix, revenue mix and surgical volumes, including potential declines in the population covered under managed care agreements, the ability to enter into and renew managed care provider agreements on acceptable terms and the impact of consumer driven health plans and physician utilization trends and practices, (9) the efforts of insurers, health care providers and others to contain health care costs, (10) the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures, (11) increases in wages and the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical and technical support personnel, (12) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, (13) changes in accounting practices, (14) changes in general economic conditions nationally and regionally in our markets, (15) the emergence and effects related to infectious diseases, (16) future divestitures which may result in charges and possible impairments of long-lived assets, (17) changes in business strategy or development plans, (18) delays in receiving payments for services provided, (19) the outcome of pending and any future tax audits, disputes and litigation associated with our tax positions, (20) potential adverse impact of known and unknown government investigations, litigation and other claims that may be made against us, (21) the impact of potential cybersecurity incidents or security breaches, (22) our ongoing ability to demonstrate meaningful use of certified electronic health record technology, and (23) other risk factors described in our annual report on Form 10-K for the year ended December 31, 2016 and our other filings with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “Company” and “HCA” as used throughout this release refer to HCA Healthcare, Inc. and its affiliates.

HCA Healthcare, Inc.

Condensed Consolidated Comprehensive Income Statements

Second Quarter

(Dollars in millions, except per share amounts)

	2017		2016
	Amount	Ratio	Amount	Ratio

Revenues before provision for doubtful accounts	$11,806		$11,081
Provision for doubtful accounts	1,073		762

Revenues	10,733	100.0%	10,319	100.0%

Salaries and benefits	4,896	45.6	4,691	45.5
Supplies	1,795	16.7	1,718	16.7
Other operating expenses	1,965	18.3	1,868	18.0
Equity in earnings of affiliates	(13)	(0.1)	(10)	(0.1)
Depreciation and amortization	521	4.9	489	4.8
Interest expense	411	3.8	427	4.1
Gains on sales of facilities	(2)	-	(6)	(0.1)
Legal claim costs	-	-	10	0.1

	9,573	89.2	9,187	89.0

Income before income taxes	1,160	10.8	1,132	11.0

Provision for income taxes	365	3.4	341	3.3

Net income	795	7.4	791	7.7

Net income attributable to noncontrolling interests	138	1.3	133	1.3

Net income attributable to HCA Healthcare, Inc.	$657	6.1	$658	6.4

Diluted earnings per share	$1.75		$1.65

Shares used in computing diluted earnings per share (millions)	375.338		398.659

Comprehensive income attributable to HCA Healthcare, Inc.	$684		$608

HCA Healthcare, Inc.

Condensed Consolidated Comprehensive Income Statements

For the Six Months Ended June 30, 2017 and 2016

(Dollars in millions, except per share amounts)

	2017		2016
	Amount	Ratio	Amount	Ratio

Revenues before provision for doubtful accounts	$23,189		$22,131
Provision for doubtful accounts	1,833		1,552

Revenues	21,356	100.0%	20,579	100.0%

Salaries and benefits	9,797	45.9	9,393	45.6
Supplies	3,592	16.8	3,432	16.7
Other operating expenses	3,895	18.2	3,721	18.1
Equity in earnings of affiliates	(23)	(0.1)	(22)	(0.1)
Depreciation and amortization	1,042	4.9	968	4.7
Interest expense	830	3.9	843	4.1
Gains on sales of facilities	(3)	-	(5)	-
Legal claim costs	-	-	22	0.1

	19,130	89.6	18,352	89.2

Income before income taxes	2,226	10.4	2,227	10.8

Provision for income taxes	654	3.0	625	3.0

Net income	1,572	7.4	1,602	7.8

Net income attributable to noncontrolling interests	256	1.2	250	1.2

Net income attributable to HCA Healthcare, Inc.	$1,316	6.2	$1,352	6.6

Diluted earnings per share	$3.48		$3.34

Shares used in computing diluted earnings per share (millions)	377.647		404.617

Comprehensive income attributable to HCA Healthcare, Inc.	$1,361		$1,273

HCA Healthcare, Inc.

Condensed Consolidated Balance Sheets

(Dollars in millions)

	June 30, 2017	March 31, 2017	December 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$705	$753	$646
Accounts receivable, less allowance for doubtful accounts of $5,050, $4,880 and $4,988	5,782	5,664	5,826
Inventories	1,544	1,501	1,503
Other	1,306	1,119	1,111

Total current assets	9,337	9,037	9,086

Property and equipment, at cost	38,306	37,588	37,055
Accumulated depreciation	(21,538)	(21,126)	(20,703)

	16,768	16,462	16,352

Investments of insurance subsidiaries	352	349	336
Investments in and advances to affiliates	197	194	206
Goodwill and other intangible assets	6,771	6,754	6,704
Other	1,141	999	1,074

	$34,566	$33,795	$33,758

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$2,245	$2,233	$2,318
Accrued salaries	1,209	1,150	1,265
Other accrued expenses	2,104	1,868	2,035
Long-term debt due within one year	213	212	216

Total current liabilities	5,771	5,463	5,834

Long-term debt, less net debt issuance costs of $179, $165 and $170	31,448	31,302	31,160
Professional liability risks	1,144	1,134	1,148
Income taxes and other liabilities	1,282	1,253	1,249

EQUITY (DEFICIT)
Stockholders’ deficit attributable to HCA Healthcare, Inc.	(6,792)	(7,017)	(7,302)
Noncontrolling interests	1,713	1,660	1,669

Total deficit	(5,079)	(5,357)	(5,633)

	$34,566	$33,795	$33,758

HCA Healthcare, Inc.

Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2017 and 2016

(Dollars in millions)

	2017	2016

Cash flows from operating activities:
Net income	$1,572	$1,602
Adjustments to reconcile net income to net cash provided by operating activities:
Increase (decrease) in cash from operating assets and liabilities:
Accounts receivable	(1,752)	(1,364)
Provision for doubtful accounts	1,833	1,552

Accounts receivable, net	81	188
Inventories and other assets	(178)	(176)
Accounts payable and accrued expenses	(298)	(102)
Depreciation and amortization	1,042	968
Income taxes	267	67
Gains on sales of facilities	(3)	(5)
Legal claim costs	-	22
Amortization of debt issuance costs	16	18
Share-based compensation	140	129
Other	45	37

Net cash provided by operating activities	2,684	2,748

Cash flows from investing activities:
Purchase of property and equipment	(1,304)	(1,172)
Acquisition of hospitals and health care entities	(295)	(430)
Disposition of hospitals and health care entities	14	14
Change in investments	(11)	18
Other	5	15

Net cash used in investing activities	(1,591)	(1,555)

Cash flows from financing activities:
Issuance of long-term debt	1,502	3,000
Net change in revolving credit facilities	(1,160)	-
Repayment of long-term debt	(95)	(2,065)
Distributions to noncontrolling interests	(248)	(205)
Payment of debt issuance costs	(25)	(24)
Repurchase of common stock	(966)	(1,858)
Other	(42)	(91)

Net cash used in financing activities	(1,034)	(1,243)

Change in cash and cash equivalents	59	(50)
Cash and cash equivalents at beginning of period	646	741

Cash and cash equivalents at end of period	$705	$691

Interest payments	$834	$767
Income tax payments, net	$387	$558

HCA Healthcare, Inc.

Operating Statistics

			For the Six Months
	Second Quarter		Ended June 30,
	2017	2016	2017	2016

Operations:
Number of Hospitals	172	169	172	169
Number of Freestanding Outpatient Surgery Centers	119	116	119	116
Licensed Beds at End of Period	44,727	44,127	44,727	44,127
Weighted Average Licensed Beds	44,605	44,064	44,484	43,922

Reported:
Admissions	473,174	467,218	958,935	946,786
% Change	1.3%		1.3%
Equivalent Admissions	809,367	792,599	1,621,559	1,590,600
% Change	2.1%		1.9%
Revenue per Equivalent Admission	$13,262	$13,020	$13,170	$12,938
% Change	1.9%		1.8%
Inpatient Revenue per Admission	$13,720	$13,161	$13,546	$13,032
% Change	4.2%		3.9%

Patient Days	2,307,086	2,293,149	4,710,019	4,688,693
% Change	0.6%		0.5%
Equivalent Patient Days	3,946,938	3,890,819	7,964,642	7,877,004
% Change	1.4%		1.1%

Inpatient Surgery Cases	134,553	134,068	267,894	265,908
% Change	0.4%		0.7%
Outpatient Surgery Cases	234,215	234,578	460,130	461,064
% Change	-0.2%		-0.2%

Emergency Room Visits	2,116,123	2,093,039	4,279,261	4,226,328
% Change	1.1%		1.3%

Outpatient Revenues as a
Percentage of Patient Revenues	37.5%	38.3%	37.2%	38.0%

Average Length of Stay (days)	4.876	4.908	4.912	4.952

Occupancy	56.8%	57.2%	58.5%	58.7%

Same Facility:
Admissions	470,755	467,226	955,988	946,655
% Change	0.8%		1.0%
Equivalent Admissions	803,579	792,883	1,613,708	1,590,380
% Change	1.3%		1.5%
Revenue per Equivalent Admission	$13,251	$12,988	$13,160	$12,921
% Change	2.0%		1.8%
Inpatient Revenue per Admission	$13,735	$13,167	$13,274	$12,773
% Change	4.3%		3.9%

Inpatient Surgery Cases	133,790	133,791	266,782	265,640
% Change	0.0%		0.4%
Outpatient Surgery Cases	231,004	233,848	455,676	459,690
% Change	-1.2%		-0.9%

Emergency Room Visits	2,100,801	2,092,556	4,258,338	4,225,848
% Change	0.4%		0.8%

HCA Healthcare, Inc.

Supplemental Non-GAAP Disclosures

Operating Results Summary

(Dollars in millions, except per share amounts)

	Second Quarter		For the Six Months Ended June 30,
	2017	2016	2017	2016

Revenues	$10,733	$10,319	$21,356	$20,579

Net income attributable to HCA Healthcare, Inc.	$657	$658	$1,316	$1,352
Gains on sales of facilities (net of tax)	(1)	(4)	(2)	(2)
Legal claim costs (net of tax)	-	7	-	14

Net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities and legal claim costs (a)	656	661	1,314	1,364
Depreciation and amortization	521	489	1,042	968
Interest expense	411	427	830	843
Provision for income taxes	364	342	653	630
Net income attributable to noncontrolling interests	138	133	256	250

Adjusted EBITDA (a)	$2,090	$2,052	$4,095	$4,055

Adjusted EBITDA margin (a)	19.5%	19.9%	19.2%	19.7%
Diluted earnings per share:

Net income attributable to HCA Healthcare, Inc.	$1.75	$1.65	$3.48	$3.34
Gains on sales of facilities	-	(0.01)	-	-
Legal claim costs	-	0.02	-	0.03

Net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities and legal claim costs(a)	$1.75	$1.66	$3.48	$3.37

Shares used in computing diluted earnings per share (millions)	375.338	398.659	377.647	404.617

(a)	Net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities and legal claim costs, and Adjusted EBITDA should not be considered as measures of financial performance under generally accepted accounting principles (“GAAP”). We believe net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities and legal claim costs, and Adjusted EBITDA are important measures that supplement discussions and analysis of our results of operations. We believe it is useful to investors to provide disclosures of our results of operations on the same basis used by management. Management relies upon net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities and legal claim costs, and Adjusted EBITDA as primary measures to review and assess operating performance of its health care facilities and their management teams.

Management and investors review both the overall performance (including net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities and legal claim costs, and GAAP net income attributable to HCA Healthcare, Inc.) and operating performance (Adjusted EBITDA) of our health care facilities. Adjusted EBITDA and the Adjusted EBITDA margin (Adjusted EBITDA divided by revenues) are utilized by management and investors to compare our current operating results with the corresponding periods during the previous year and to compare our operating results with other companies in the health care industry. It is reasonable to expect that gains on sales of facilities and legal claim costs will occur in future periods, but the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our health care facilities and complicate period comparisons of our results of operations and operations comparisons with other health care companies.

Net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities and legal claim costs, and Adjusted EBITDA are not measures of financial performance under GAAP, and should not be considered as alternatives to net income attributable to HCA Healthcare, Inc. as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities and legal claim costs, and Adjusted EBITDA are not measurements determined in accordance with GAAP and are susceptible to varying calculations, net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities and legal claim costs, and Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

HCA Healthcare, Inc.

Supplemental Non-GAAP Disclosures

2017 Operating Results Forecast

(Dollars in millions, except per share amounts)

	For the Year Ending
	December 31, 2017
	Low	High

Revenues	$43,000	$44,000

Net income attributable to HCA Healthcare, Inc. (a)	$2,620	$2,720
Depreciation and amortization	2,110	2,120
Interest expense	1,690	1,700
Provision for income taxes	1,380	1,410
Net income attributable to noncontrolling interests	550	550

Adjusted EBITDA (a) (b)	$8,350	$8,500

Diluted earnings per share:
Net income attributable to HCA Healthcare, Inc.	$7.00	$7.30

Shares used in computing diluted earnings per share (millions)	373.800	373.800

The Company’s forecasted guidance range is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks.

(a)	The Company does not forecast the impact of items such as, but not limited to, losses (gains) on sales of facilities, losses on retirement of debt, legal claim costs (benefits) and impairments of long-lived assets, because the Company does not believe that it can forecast these items with sufficient accuracy since these items are indeterminable at the time the 2017 forecast is provided.

(b)	Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles (“GAAP”). We believe Adjusted EBITDA is an important measure that supplements discussions and analysis of our results of operations. We believe it is useful to investors to provide disclosures of our results of operations on the same basis used by management. Management relies upon Adjusted EBITDA as a primary measure to review and assess operating performance of its health care facilities and their management teams.

Management and investors review both the overall performance (including net income attributable to HCA Healthcare, Inc.) and operating performance (Adjusted EBITDA) of our health care facilities. Adjusted EBITDA and the Adjusted EBITDA margin (Adjusted EBITDA divided by revenues) are utilized by management and investors to compare our current operating results with the corresponding periods during the previous year and to compare our operating results with other companies in the health care industry.

Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income attributable to HCA Healthcare, Inc. as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.